UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2008

URANIUM PLUS RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

Suite 107 – 17624 15th Avenue, S.E.

Mill Creek, Washington, 98012

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (206) 963-4519

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2008, the Company accepted the resignation of Benny Mumford from his position as a member of the Board of Directors.  There were no disagreements between Mr. Mumford and the Company on any matter relating to the registrant’s operations, policies or practices.

On April 29, 2008, the Company accepted the resignation of Scott Houghton from his position as President of the Company. Mr. Houghton will retain his seat on the Board of Directors.  There were no disagreements between Mr. Houghton and the Company on any matter relating to the registrant’s operations, policies or practices.

On April 28, 2008, the Company appointed Mr. Vincent Juy Loong Yip to the Board of Directors.  There are no arrangements or understandings between Mr. Yip and the Company.  Mr. Yip has not yet been appointed to any committees of the Board of Directors.

On April 29, 2008, the Company appointed Mr. H. James Graham to the position of Chief Executive Officer.  Mr. Graham was appointed to the Board of Directors on March 19, 2008.

There are no family relationships between any director, executive officer, or person nominated or chosen to become a director or executive officer.  Following is a brief description of Mr. Graham’s professional experience.

In 2006, Mr. Graham founded Condor Pacific Minerals, Inc., a private Canadian corporation established based on the unprecedented opportunity that the resource industry presents in South America and internationally. In 2000, Mr. Graham co-founded CyberBroadcastOne Inc., an interactive broadcast company based on the foundation of education, entertainment and commerce.  Mr. Graham served as the President and CEO through 2006.  From 1993 to 2007, he served as a member of the Board of Directors of Kodiak Oil and Gas, an emerging oil and gas company with its head office in Denver, Colorado and operations throughout America.  The Company’s shares were traded on the Venture Stock Exchange (TSX) until 2007 and are now listed on the American Stock Exchange (AMX) under the symbol KOG.  In 1998, Mr. Graham co-founded Pyrotech International Ltd., Singapore, a corporation committed to the development of a revolutionary fire fighting gel recognized globally under the brand name Barricade.  Mr. Graham served as CEO from 1998 to 2000.

Previously, Mr. Graham co-founded and was the President of Tri-Pacific Resources Corporation, Hong Kong, a technology based corporation specializing in onboard power supply and energy management systems.  He also served as President of Hunter Douglas Canada, Inc., the world’s largest vertically integrated supplier of aluminum and home fashions products to the international market.  Hunter Douglas acquired the HJ Graham Company Ltd. in 1989 which was previously founded and headed by Mr. Graham until the acquisition.  Mr. Graham also served on the Board of Directors of Bradbury International, Ltd., a diversified Canadian financial investment corporation, trading on the Vancouver Stock, Exchange.

SIGNATURES

URANIUM PLUS RECOURCES, INC.

/s/ H. James Graham

H. James Graham, CEO